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                                                                    Exhibit 99.1

             INDEPENDENT
               BANK CORP.                                   [LOGO]
Parent of Rockland Trust                                    slades bank


                                                              JOINT NEWS RELEASE
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Independent Bank Corp.                     Slade's Ferry Bancorp.
288 Union Street                           100 Slade's Ferry Avenue
Rockland, MA 02370                         Somerset, Massachusetts 02726


Investor Contacts:                         Investor Contact:
Chris Oddleifson                           Mary Lynn D. Lenz
President and Chief Executive Officer      President and Chief Executive Officer
(781) 982-6660                             Slade's Ferry Bancorp.
                                           (508) 742-0501
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

For Media inquiries, contact:              Media Contact:
Susan Daileader                            Mary K. Talbot
First Vice President                       (401) 474-8837
(781) 982-6825                             (401) 245-8819
Susan.Daileader@RocklandTrust.com


               INDEPENDENT BANK CORP. AND SLADE'S FERRY BANCORP.
              ANNOUNCE SIGNING OF DEFINITIVE MERGER AGREEMENT FOR
                     ACQUISITION OF SLADE'S FERRY BANCORP.

      Rockland, Massachusetts and Somerset, Massachusetts (October 11, 2007). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, and Slade's Ferry Bancorp. (NASDAQ: SFBC), parent of Slades Bank, jointly announced today the signing of a definitive merger agreement by which Independent Bank Corp. will acquire Slade's Ferry Bancorp.

      The terms of the agreement call for 75% of the outstanding shares of Slade's Ferry Bancorp. to be converted to 0.818 shares of Independent Bank Corp. for each share of Slade's common stock and for 25% of the outstanding Slade's shares to be purchased for $25.50 in cash for each share of Slade's common stock. Based upon Independent Bank Corp.'s $31.17 per share closing price on October 10, 2007, the transaction is valued at approximately $105 million. Independent Bank Corp. anticipates that the transaction will be accretive to 2008 earnings before one-time acquisition transaction charges. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and to provide a tax-free exchange of shares.

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      "We are thrilled to welcome Slades Bank customers and employees to
Rockland Trust," said Christopher Oddleifson, Independent Bank Corp. President and Chief Executive Officer. "The Slades Bank team has built a tremendous franchise, and this acquisition will enable Rockland Trust to accelerate the expansion of its footprint into adjacent geographic markets such as Fall River and New Bedford."

      "I am pleased to announce this transaction because of the many benefits it will provide to our customers," said Mary Lynn D. Lenz, President and CEO of Slades Bank. "Rockland Trust has always been committed to serving the local community and offering personalized service and competitive products. Our customers will benefit from the strength that Rockland Trust offers and can look forward to an even greater range of products and services."

      The agreement has been approved by the Boards of Directors of both Independent Bank Corp. and Slade's Ferry Bancorp. The transaction must be approved by Slade's Ferry Bancorp. shareholders. The transaction is also subject to all required regulatory approvals and consents, and to other standard conditions. The transaction is likely to close in the first quarter of 2008.

      Independent Bank Corp. was advised by Robert W. Baird & Co. Incorporated, with Mark C. Micklem as lead investment banker, and used Nutter McClennen & Fish LLP, with lead attorney Michael K. Krebs, Esq., as its legal counsel for the transaction. Slade's Ferry Bancorp. was advised by Keefe Bruyette & Woods, Inc., with Ben Saunders as lead investment banker, and its legal counsel was Thacher Proffitt & Wood LLP, with lead attorney Richard A. Schaberg, Esq.

      Mr. Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp., will host a conference call to discuss the transaction at 10:00 a.m. Eastern Time on Friday, October 12, 2007. Internet access to the call is available on the Company's website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 256746. The web cast replay will be available until January 12, 2008 and the telephone replay will be available until October 19, 2007. An investor presentation regarding the transaction is available through the Company's website at http://www.RocklandTrust.com.

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About Independent Bank Corp.:

      Independent Bank Corp.'s sole bank subsidiary, Rockland Trust Company, currently has approximately $2.7 billion in assets. Rockland Trust offers commercial banking, retail banking, investment management services, and insurance sales services from over 50 retail branches, 9 commercial lending centers, 5 mortgage origination offices, and 3 investment management offices located throughout southeastern Massachusetts and on Cape Cod. To find out more about the products and services available at Rockland Trust, please visit https://www.rocklandtrust.com.

About Slade's Ferry Bancorp. :

      Slade's Ferry Bancorp.'s sole bank subsidiary, Slades Bank, currently has approximately $628 million in assets. Slades Bank offers commercial and retail banking services from 9 retail branches located in Somerset, Fall River, and New Bedford, Massachusetts and otherwise in southeastern Massachusetts along the Rhode Island border. To find out more about the products and services available at Slades Bank, please visit https://www.sladesbank.com.

Forward Looking Statements:

      This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. Such statements include, but are not limited to, statements about the benefits of the merger; the combined company's plans, objectives, expectations, and intentions; statements related to future revenue; expectations that the merger will be accretive to Independent Bank Corp.'s results; expectations relating to tax treatment of the transaction; difficulties that may be encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of Slade's Ferry Bancorp.; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; and competitive responses to the proposed merger. For additional factors that may affect future results, please see Independent Bank Corp.'s and Slade's Ferry Bancorp.'s filings with the Securities Exchange Commission, including their respective Annual Report on Form 10-K for the year ended December 31, 2006.

      Independent Bank Corp. and Slade's Ferry Bancorp. wish to caution readers not to place undue reliance on any forward-looking statements. Independent Bank Corp. and Slade's Ferry Bancorp. disclaim any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events, or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Additional Information and Where to Find It:

      Independent Bank Corp. intends to file a registration statement on Form S-4 that will include a proxy statement of Slade's Ferry Bancorp. that also constitutes a prospectus of Independent Bank Corp. in connection with the merger transaction. Slade's Ferry Bancorp. will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov and through the Investor Relations section of Rockland Trust Company's website (www.rocklandtrust.com) and the Shareholder Services section of Slades Bank's website (www.sladesbank.com).

      Slade's Ferry Bancorp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Slade's Ferry Bancorp. in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Slade's Ferry Bancorp. is included in Slade's Ferry Bancorp.'s proxy statement for its 2007 Annual Meeting of Stockholders, and information regarding the directors and executive officers of Independent Bank Corp. is included in Independent Bank Corp.'s proxy statement for its 2007 Annual Meeting of Stockholders. These documents are available free of charge at the SEC's web site at www.sec.gov and from the Investor Relations and Shareholder Services sections of the companies' respective websites as described above.

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